EX-99.B(e)

AMENDED AND RESTATED DISTRIBUTION AGREEMENT

Appendix A

Funds of Wells Fargo Funds Trust Covered by This Agreement

1.	Asset Allocation Fund
2.	California Limited Term Tax-Free Fund
3.	California Tax-Free Fund
4.	California Tax-Free Money Market Fund
5.	California Tax-Free Money Market Trust
6.	Cash Investment Money Market Fund
7.	Colorado Tax-Free Fund
8.	C&B Large Cap Value Fund
9.	C&B Mid Cap Value Fund
10.	C&B Tax-Managed Value Fund
11.	Diversified Bond Fund
12.	Diversified Equity Fund
13.	Diversified Small Cap Fund
14.	Equity Income Fund
15.	Equity Index Fund
16.	Government Money Market Fund
17.	Growth Balanced Fund
18.	Growth Equity Fund
19.	Growth Fund
20.	High Yield Bond Fund
21.	Income Fund
22.	Income Plus Fund
23.	Index Allocation Fund
24.	Index Fund
25.	Inflation-Protected Bond Fund
26.	Intermediate Government Income Fund
27.	International Equity Fund
28.	Large Cap Appreciation Fund
29.	Large Cap Value Fund
30.	Large Company Growth Fund
31.	Limited Term Government Income Fund
32.	Liquidity Reserve Money Market Fund
33.	Minnesota Money Market Fund
34.	Minnesota Tax-Free Fund
35.	Moderate Balanced Fund
36.	Money Market Fund
37.	Money Market Trust
38.	Montgomery Emerging Markets Focus Fund
39.	Montgomery Institutional Emerging Markets Fund
40.	Montgomery Mid Cap Growth Fund
41.	Montgomery Short Duration Government Bond Fund
42.	Montgomery Small Cap Fund
43.	Montgomery Total Return Bond Fund
44.	National Limited Term Tax-Free Fund
45.	National Tax-Free Fund
46.	National Tax-Free Money Market Fund
47.	National Tax-Free Money Market Trust
48.	Nebraska Tax-Free Fund
49.	Outlook Today Fund
50.	Outlook 2010 Fund
51.	Outlook 2020 Fund
52.	Outlook 2030 Fund
53.	Outlook 2040 Fund
54.	Overland Express Sweep Fund
55.	Overseas Fund
56.	Prime Investment Money Market Fund
57.	SIFE Specialized Financial Services Fund
58.	Small Cap Growth Fund
59.	Small Cap Opportunities Fund
60.	Small Company Growth Fund
61.	Small Company Value Fund

62.	Specialized Health Sciences Fund
63.	Specialized Technology Fund
64.	Stable Income Fund
65.	Strategic Growth Allocation Fund
66.	Strategic Income Fund
67.	Tactical Maturity Bond Fund
68.	Treasury Plus Money Market Fund
69.	WealthBuilder Conservative Allocation Portfolio
70.	WealthBuilder Equity Portfolio
71.	WealthBuilder Growth Allocation Portfolio
72.	WealthBuilder Growth Balanced Portfolio
73.	WealthBuilder Moderate Balanced Portfolio
74.	WealthBuilder Tactical Equity Portfolio
75.	100% Treasury Money Market Fund

Most Recent annual agreement approval by the Board of Trustees: May 18, 2004

Appendix A amended: August 10, 2004